Exhibit 5


Hunton & Williams
Riverfront Plaza - East Tower
951 East Byrd Street
Richmond, Virginia  23219-4074




                              March 2, 1995



Tultex Corporation
101 Commonwealth Boulevard
Martinsville, Virginia  24112


                           Tultex Corporation --
           Registration Statement on Form S-1 (File No. 33-57401)



Ladies and Gentlemen:

          We have acted as counsel to Tultex Corporation, a Virginia corporation (the "Company"), and its subsidiaries, AKOM, Ltd., Dominion Stores, Inc., Tultex International, Inc., Logo 7, Inc., Universal Industries, Inc., Tultex Canada Inc. and SweatJet Incorporated (the "Guarantors"), in connection with the registration of (a) an aggregate of $110,000,000 of the Company's Senior Notes due 2005 (the "Notes") and (b) guarantees of the Notes (the "Guarantees") by each of the Guarantors, as set forth in Amendment No. 1 to the Registration Statement on Form S-1, file no. 33-57401 (the "Registration Statement"), that is being filed on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended. The Notes are to be sold as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and the Guarantors and certificates of their respective officers and of public officials as we have deemed necessary.

     Based upon the foregoing and subject to the further qualifications stated below, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia;

     2. Each of the Guarantors is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; and

     3. When the Notes and Guarantees have been issued and sold upon the terms and conditions set forth in the Registration Statement and the Prospectus and have been duly executed, authenticated and delivered in accordance with the Indenture among the Company, the Guarantors and First Union National Bank of Virginia, the form of which Indenture is filed as an exhibit to the Registration Statement, then (x) the Notes will be validly authorized and issued and binding obligations of the Company and (y) the Guarantees will be validly authorized and issued and binding obligations of the Guarantors.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement.


                                   Very truly yours,


                                   HUNTON & WILLIAMS